SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

July 27, 2005

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation

Current Report on Form 8-K

Dated July 28, 2005

Item 2.02.  Results of Operations and Financial Condition

On July 28, 2005, Ball Corporation (the “Company”) issued a press release announcing its second quarter and first half earnings for 2005, which results are set forth in the press release dated July 28, 2005 and attached hereto as Exhibit 99.

The earnings information regarding the second quarter, as well as the information regarding the use of non-GAAP financial measures, is set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 2.05.  Costs Associated With Exit or Disposal Activities

On July 28, 2005, the Company announced that it would upgrade and streamline the Company’s North America beverage can end manufacturing capabilities. This provision will result in productivity improvements and cost reductions. An accounting charge in the range of $20 million after tax associated with obsolescing equipment and reducing manning will be taken when the overall plan is completed later this year.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws

On July 27, 2005, the Board of Directors of the Company amended the Bylaws to provide new Sections D, E, and F in Article Two which require advance notice to the Company of shareholder proposals for director nominees and for other proposed business at the Annual Meeting of Shareholders and to add a new Article Five providing for more certain indemnification of directors and officers of the Company. The Bylaws, as amended, are attached hereto as Exhibit 3(ii).

Item 9.01.  Financial Statements and Exhibits

(Exhibits).

The following are furnished as exhibits to this report:

Exhibit 3(ii)	Bylaws as amended as of July 27, 2005, including the changes referred to in Section 5.03 above.

Exhibit 99	Ball Corporation Press Release dated July 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

(Registrant)

By:	/s/ Raymond J. Seabrook

  Name:  Raymond J. Seabrook

Title:	Senior Vice President and
Chief Financial Officer

Date:	July 28, 2005

Ball Corporation

Form 8-K

July 28, 2005

EXHIBIT INDEX
Description	Exhibit

Bylaws as amended as of July 27, 2005	3(ii)

Press Release dated July 28, 2005	99